EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Spalding Holdings Corporation
Chicopee, Massachusetts

We consent to the incorporation by reference in Spalding Holdings Corporation's Registration Statements No. 333-11340 on Form S-8, No. 333-20463 on Form S-8, and No. 333-31154 on Form S-8 of our report dated March 30, 2001 appearing in this Annual Report on Form 10-K of Spalding Holdings Corporation and subsidiaries for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 30, 2001